                                                                    EXHIBIT 10.3

                                                     IT IS UNLAWFUL TO
                                                     CONSUMMATE A SALE OR
                                                     TRANSFER OF THIS SECURITY,
                                                     OR ANY INTEREST THEREIN, OR
                                                     TO RECEIVE ANY
                                                     CONSIDERATION THEREFOR,
                                                     WITHOUT THE PRIOR WRITTEN
                                                     CONSENT OF THE COMMISSIONER
                                                     OF CORPORATIONS OF THE
                                                     STATE OF CALIFORNIA, EXCEPT
                                                     AS PERMITTED IN THE
                                                     COMMISSIONER'S RULES.

                             INCENTIVE STOCK OPTION

___________________________, Optionee:

         Endgate Technology Corporation (the "Company"), pursuant to its 1992 Stock Option Plan (the "Plan") has this day granted to you, the optionee named above, an option to purchase shares of the common stock of the Company ("Common Stock"). This option is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         The grant hereunder is in connection with and in furtherance of the Company's compensatory benefit plan for participation of the Company's employees (including officers), directors or consultants and is intended to comply with the provisions of Rule 701 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

         The details of your option are as follows:

         1. The total number of shares of Common Stock subject to this option is _______ ( _______ ). Subject to the limitations contained herein, this option shall be exercisable with respect to each installment shown below on or after the date of vesting applicable to such installment, as follows:

          NUMBER OF SHARES                        DATE OF EARLIEST EXERCISE
          ----------------                        -------------------------
           (INSTALLMENT)                                   (VESTING)

(At least 20% per year)


                                       1.

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         2.       (a)      The exercise price of this option is ________________
($________________) per share, being not less than the fair market value of the Common Stock on the date of grant of this option.

                  (b) Payment of the exercise price per share is due in full in cash (including check) upon exercise of all or any part of each installment which has become exercisable by you. Notwithstanding the foregoing, this option may be exercised pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company prior to the issuance of Common Stock.

         3. The minimum number of shares with respect to which this option may be exercised at any one time is one hundred (100), except (a) as to an installment subject to exercise, as set forth in paragraph 1, which amounts to fewer than one hundred (100) shares, in which case, as to the exercise of that installment, the number of shares in such installment shall be the minimum number of shares, and (b) with respect to the final exercise of this option this minimum shall not apply. In no event may this option be exercised for any number of shares which would require the issuance of anything other than whole shares.

         4. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Act.

         5. The term of this option commences on the date hereof and, unless sooner terminated as set forth below or in the Plan, terminates on _____________________________________________ (which date shall be no more than ten (10) years from the date this option is granted). In no event may this option be exercised on or after the date on which it terminates. This option shall terminate prior to the expiration of its term as follows: thirty (30) days after the termination of your employment with the Company or an affiliate of the Company (as defined in the Plan) for any reason or for no reason unless:

                  (a) such termination of employment is due to your permanent and total disability (within the meaning of Section 422(c)(6) of the Code), in which event the option shall terminate on the earlier of the termination date set forth above or twelve (12) months following such termination of employment; or

                  (b) such termination of employment is due to your death, in which event the option shall terminate on the earlier of the termination date set forth above or twelve (12) months after your death; or

                  (c) during any part of such thirty 00) day period the option is not exercisable solely because of the condition set forth in paragraph 4 above, in which event the option shall not terminate until the earlier of the termination date set forth above or until it shall have been exercisable for an aggregate period of thirty (30) days after the termination of employment; or


                                       2.

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                  (d)     exercise of the option within thirty (30) days after
termination of your employment with the Company or with an affiliate would result in liability under section 16(b) of the Securities Exchange Act of 1934, in which case the option will terminate on the earlier of (i) the termination date set forth above, (ii) the tenth (10th) day after the last date upon which exercise would result in such liability or (iii)six (6) months and ten (10) days after the termination of your employment with the Company or an affiliate.

         However, this option may be exercised following termination of employment only as to that number of shares as to which it was exercisable on the date of termination of employment under the provisions of paragraph 1 of this option.

         6.      (a)      This option may be exercised, to the extent
specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to subparagraph 6(f) of the Plan.

                  (b)      By exercising this option you agree that:

                           (i)      the Company may require you to enter an
arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (A) the exercise of this option; (B) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (C) the disposition of shares acquired upon such exercise;

                           (ii)     you will notify the Company in writing
within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of this option that occurs within two
(2) years after the date of this option grant or within one (1) year after such shares of Common Stock are transferred upon exercise of this option; and

                           (iii)    the Company (or a  representative  of the
underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Act, require that you not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during such period (not to exceed one hundred eighty
(180) days) following the effective date (the "Effective Date") of the registration statement of the Company filed under the Act as may be requested by the Company or the representative of the underwriters; provided, however, that such restriction shall apply only if, on the Effective Date, you are an officer, director, or owner of more than one percent (1%) of the outstanding securities of the Company. For purposes of this restriction you will be deemed to own securities which (1) are owned directly or indirectly by you, including securities held for your benefit by nominees, custodians, brokers or pledgees;
(2) may be acquired by you within sixty (60) days of the Effective Date; (3) are owned directly or indirectly, by or for your brothers or sisters (whether by whole or half blood) spouse, ancestors and lineal descendants; or (4) are owned, directly or indirectly, by or for a corporation, partnership, estate or trust of which you are a shareholder, partner or beneficiary, but only to the extent of your proportionate


                                       3.

interest therein as a shareholder, partner or beneficiary thereof. You further agree that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

         7. This option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.

         8. This option is not an employment contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company.

         9. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

         10. This option is subject to all the provisions of the Plan, a copy of which is attached hereto and its provisions are hereby made a part of this option, including without limitation the provisions of paragraph 6 of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.

         Dated the __________  day of ____________________________ , 1992.

                                            Very truly yours,

                                            ENDGATE TECHNOLOGY CORPORATION

                                            By.
                                               ---------------------------------
                                                Duly authorized on behalf of the
                                                Board of Directors


                                       4.

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The undersigned:

         (a) Acknowledges receipt of the foregoing option and the attachments referenced therein and understands that all rights and liabilities with respect to this option are set forth in the option and the Plan; and

         (b) Acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the undersigned optionee and the Company and its affiliates regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of the following agreements only:

         NONE
                  ------------------
                  (Initial)

         OTHER
                  -----------------------------------------------------

                  -----------------------------------------------------

                  -----------------------------------------------------

         (c) Acknowledges receipt of a copy of Section 260.141.1I of Title 10 of the California Code of Regulations.


                                                     ---------------------------
                                                     Optionee

                                                     Address:
                                                              ------------------

                                                              ------------------

ATTACHMENTS:

         1992 Stock Option Plan
         Regulation 260.141.11
         Form of Exercise


                                       5.